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                                                                   EXHIBIT 21.01

                    SUBSIDIARIES* OF CARAUSTAR INDUSTRIES, INC.

                                                    STATE OF
                    NAME                          INCORPORATION      TRADE, D/B/A NAMES
                    ----                       -------------------   -------------------
Austell Holding Company, LLC                         Georgia
Camden Paperboard Corporation                      New Jersey
Caraustar, G.P. (a general partnership)          South Carolina
Caraustar Custom Packaging Group, Inc.              Delaware
Caraustar Custom Packaging Group (Maryland),
  Inc.                                              Maryland
Caraustar Design Tubes, Inc.                         Canada
Caraustar Industrial Canada, Inc.                    Canada
Caraustar Industrial & Consumer Products
  Group, Inc.                                       Delaware
Caraustar Industrial & Consumer Products       Leyland, Lancaster,
  Group, Ltd.                                    United Kingdom
Caraustar Mill Group, Inc.                            Ohio
Caraustar Paper Tube de Mexico (65% owned)           Mexico
Caraustar Recovered Fiber Group, Inc.               Delaware
Chicago Paperboard Corporation                      Illinois
CICPG, LLC.                                      North Carolina
Design Tubes Limited Ltd.                            Canada
Federal Transport, Inc.                               Ohio
Gypsum MGC, Inc.                                    Delaware
Halifax Paper Board Company, Inc.                North Carolina
McQueeny Gypsum Company                             Delaware
McQueeny Gypsum Company, LLC                        Delaware
Paragon Plastics, Inc. (80% owned)               South Carolina
PBL Inc.                                            Delaware                  **
RECCMG, LLC.                                         Georgia
Sprague Paperboard, Inc.                           Connecticut
Paradigm Chemical & Consulting, LLC                  Georgia

* Each subsidiary is wholly-owned (directly or, indirectly) by Caraustar Industries, Inc. unless otherwise indicated.

** Does business in Indiana as PBL Indiana Inc.